UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)     December 31, 2013

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On December 31, 2013, j2 Global, Inc., a Delaware corporation (the “Company”), acquired the shares of Ziff Davis, Inc. (“ZD Inc.”) that it did not already own from certain ZD, Inc. owner-employees.  The acquisition was effected through a merger of Ziff Davis, LLC, a newly formed wholly-owned subsidiary of the Company (“ZD LLC”), with and into ZD, Inc. with ZD LLC as the surviving entity. In connection with the acquisition, the Company issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, an aggregate of (1) 234,025 shares of common stock of the Company, par value $0.01 per share (the “j2 common stock”), (2) 5,064 shares of j2 series A preferred stock (described below) and (3) 19,103 shares of j2 series B preferred stock (described below).  The Company also issued an aggregate of 475,532 shares of j2 common stock in the merger pursuant to the Company’s 2007 Stock Plan (the “Plan”). No cash was paid or received in connection with the transaction, except for fractional shares.  A substantial majority of the shares of j2 common stock issued under the Plan and of the j2 series B preferred is subject to vesting over the next four to five years.

The Board of Directors of the Company has designated Ziff Davis, LLC as an “Unrestricted Subsidiary” under the Indenture, dated as of July 26, 2012, between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture was filed by the Company with the Securities and Exchange Commission on July 27, 2012, as Exhibit 4.1 to a Current Report on Form 8-K.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On December 31, 2013, the Company filed two Certificates of Designation (the “Certificates”) with the Secretary of State of the State of Delaware, establishing the powers, preferences and rights, and the qualifications, limitations and restrictions, of a new series of its preferred stock, $0.01 par value per share (the “j2 series A preferred stock”), and a new series of its preferred stock, $0.01 par value per share (the “j2 series B preferred stock”).

j2 Series A Preferred Stock

Each share of j2 series A preferred stock has a stated value of $1,000 and the aggregate stated value of all shares of series A preferred stock issued by the Company is $5,064,000. The j2 series A preferred stock is not convertible into any other securities. In the event ZD LLC pays any dividends or distributions to the Company in respect of the Company’s membership interests in ZD LLC (subject to certain exceptions in respect of senior interests), holders of the j2 series A preferred stock will be entitled to receive a dividend in the aggregate with respect to all j2 series A preferred stock equal to 2.4449% of such ZD LLC dividend (but only to the extent such dividend and all other dividends paid in respect of the series A preferred stock does not exceed a compounded annual rate of 15% on the stated value of the j2 series A preferred stock).

The j2 series A preferred stock has a liquidation preference over the j2 series B preferred stock and a liquidation preference over j2 common stock in an amount up to, with respect to all shares of j2 series A preferred stock, 2.4449% of the assets of ZD LLC and its subsidiaries legally available for distribution to the Company, after reduction in respect of certain senior interests (the "series A minority portion"), but in no event in an amount that exceeds the stated value of the j2 series A preferred stock increased at a compounded annual rate of 15% (the "series A cap") and in no event in an amount that exceeds the lesser of the Company’s assets available for distribution and 2.4449% of the assets of ZD LLC and its subsidiaries legally available for distribution to the Company.

On or after January 2, 2019, the j2 series A preferred stock will be mandatorily redeemable by the Company in connection with certain sale, initial public offering or spin-off transactions involving ZD, LLC. Any or all of the j2 series A preferred stock is subject to redemption by the Company at its option at any time. If the redemption occurs in connection with certain sale, initial public offering or spin-off transactions involving ZD LLC, the redemption price will be equal to an allocable portion of the enterprise value of ZD, LLC implied by such transaction with respect to the series A minority portion and based on certain factors to be determined by the Company’s Board of Directors in its sole good faith judgment, but in no event in an amount that would exceed the series A cap. If not in connection with such a transaction, the redemption price will be the series A cap.

j2 Series B Preferred Stock

The j2 series B preferred stock is not convertible into any other securities.  In the event ZD LLC pays any dividends or distributions to the Company in respect of the Company’s membership interests in ZD LLC (subject to certain exceptions in respect of senior interests and the j2 series A preferred stock), holders of the j2 series B preferred stock will be entitled to receive a dividend in the aggregate with respect to all j2 series B preferred stock equal to 9.5579% of such ZD LLC dividend.

The j2 series B preferred stock will have a liquidation preference junior to the liquidation preference of the j2 series A preferred stock and a liquidation preference over the j2 common stock in an amount up to, with respect to all shares of j2 series B preferred stock, 9.5579% of the assets of ZD LLC and its subsidiaries legally available for distribution to the Company, after reduction in respect of the j2 series A preferred stock and certain other senior interests (the "series B minority portion"), but in no event in an amount that exceeds the lesser of the Company’s assets available for distribution and 9.5579% of the assets of ZD LLC and its subsidiaries legally available for distribution to the Company.

On or after January 2, 2019, the j2 series B preferred stock will be mandatorily redeemable by the Company in connection with certain sale, initial public offering or spin-off transactions involving ZD LLC. Any or all of the j2 series B preferred stock is subject to redemption by the Company at its option at any time. If the redemption occurs in connection with certain sale, initial public offering or spin-off transactions involving ZD LLC, the redemption price will be equal to an allocable portion of the enterprise value of ZD LLC implied by such transaction with respect to the series B minority portion and based on certain factors to be determined by the Board of Directors of the Company in its sole good faith judgment. Otherwise, the redemption price will be equal to the fair market value of such share as determined by the Company’s Board of Directors in its sole good faith judgment.

The terms of the j2 series A preferred stock and j2 series B preferred stock are more fully described in the Certificates which are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 5.03	AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On December 31, 2013, the Company filed the Certificates with the Secretary of State of the State of Delaware. The Certificates, which became effective upon filing, amend the Company’s Amended and Restated Certificate of Incorporation to establish the newly authorized j2 series A preferred stock and j2 series B preferred stock of the Company consisting of 6,000 authorized shares of j2 series A preferred stock and 20,000 authorized shares of j2 series B preferred stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designation for j2 Series A Preferred Stock
3.2	Certificate of Designation for j2 Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: January 3, 2014	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary